UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2011
ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On December 19, 2011, ICU Medical, Inc. (“ICU Medical”), through its wholly owned subsidiary ICU Medical Sales, Inc., and Hospira, Inc. ("Hospira") signed Amendment 20 to the Supply and Distribution Agreement and the Third Amendment to the Co-Promotion and Distribution Agreement, each effective as of November 30, 2011, pursuant to which the parties extended two distribution agreements through December 31, 2018, as further described in the press release filed as Exhibit 99.1 hereto: "ICU Medical, Inc. Extends Two Distribution Agreements with Hospira, Inc."
The foregoing descriptions of Amendment 20 to the Supply and Distribution Agreement and the Third Amendment to the Co-Promotion and Distribution Agreement are not a complete description of said amendments, and are qualified in their entirety by reference to Amendment 20 to the Supply and Distribution Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Third Amendment to the Co-Promotion and Distribution Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Amendment 20 to the Supply and Distribution Agreement, effective as of November 30, 2011, between ICU Medical Sales, Inc. and Hospira, Inc.
10.2	Third Amendment to the Co-Promotion and Distribution Agreement, effective as of November 30, 2011, between ICU Medical Sales, Inc. and Hospira, Inc.
99.1	Press release dated December 22, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: December 22, 2011	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment 20 to the Supply and Distribution Agreement, effective as of November 30, 2011, between ICU Medical Sales, Inc. and Hospira, Inc.
10.2	Third Amendment to the Co-Promotion and Distribution Agreement, effective November 30, 2011, between ICU Medical Sales, Inc. and Hospira, Inc.
99.1	Press release dated December 22, 2011.